Exhibit 10.26



                                ESCROW AGREEMENT


                  THIS ESCROW AGREEMENT, dated as of April 24, 2001 (the "Escrow Agreement"), by and among MCII Holdings (USA), Inc., a Delaware corporation (the "Company"), Consorcio G Grupo Dina, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Dina") and The Chase Manhattan Bank (the "Escrow Agent").


                               W I T N E S S E T H

                  WHEREAS, the Company, Motor Coach Industries International, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("MCII"), Motor Coach Industries Mexico, S.A. de C.V., f.k.a Dina Autobuses, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("MCII Mexico"), Joseph Littlejohn & Levy Fund III L.P., a Delaware limited partnership ("JLL"), CIBC WG Argosy Merchant Fund 2, L.L.C. ("CIBC Argosy"), Co-Investment Merchant Fund 3, LLC ("CMF" and, together with JLL and CIBC Argosy, the "Investors"), Dina and Sistemas y Servicios G, S.A. de C.V., a corporation organized under the laws of the United Mexican States ("Servicios"), are parties to a Settlement Agreement and Release, dated as of April 24, 2001 (the "Settlement Agreement"), pursuant to which, among other things, the parties settled certain disputes between them (capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Settlement Agreement); and

                  WHEREAS, the Settlement Agreement provides, among other things, that the Company shall deposit $1.624 million into escrow (the "Settlement Escrow Amount") on the date hereof for the purpose of securing certain obligations of Dina relating to the transfer of certain real estate to the Company, subject to the terms and conditions contained therein and in this Escrow Agreement; and

                  WHEREAS, Mr. Rafael Gomez Flores ("RGF") and MCII entered into an Employment Agreement (the "Employment Agreement") dated as of June 16, 1999, pursuant to which, among other things, RGF agreed to serve as Chairman of the Board of Directors of the Company and MCII; and

                  WHEREAS, the Employment Agreement terminated in accordance with its terms upon the death of RGF on March 4, 2001; and

                  WHEREAS, MCII acknowledges that the estate of RGF (the "RGF Estate") is entitled to receive $259,615 (the "Employment Agreement Payment") pursuant to the terms of the Employment Agreement; and

                  WHEREAS, MCII and Dina agree that the Company shall deposit the Employment Agreement Payment into escrow on the date hereof (the "Employment Agreement Payment Escrow Amount") for the purpose of securing certain obligations of Dina relating to the transfer of certain real estate to the Company, subject to the terms and conditions contained therein and in this Escrow Agreement; and

                  WHEREAS, this Escrow Agreement sets forth the terms and conditions upon which the Escrow Fund (as defined below) shall be held and disbursed by the Escrow Agent.

                  NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties to this Escrow Agreement hereby agree as follows:

1.                Escrow.
                  ------

1.1 Escrow Agent. The Company and Dina hereby appoint the Escrow Agent, and the Escrow Agent agrees to serve, as the escrow agent hereunder for purposes of receiving, holding, investing and disbursing the Escrow Fund in accordance with the terms and conditions hereof.

1.2 Establishment of Escrow Fund. Concurrently with the execution and delivery of this Escrow Agreement by the parties hereto, the Company is delivering to the Escrow Agent, the Settlement Escrow Amount and the Employment Agreement Payment Escrow Amount, each by wire transfer of immediately available funds. As used in this Agreement, "Escrow Fund" shall mean the Settlement Escrow Amount and the Employment Agreement Payment Escrow Amount, including all proceeds and income derived (directly or indirectly) from them.

1.3 Receipt of Escrow Amount. The Escrow Agent hereby acknowledges receipt of the Settlement Escrow Amount and the Employment Agreement Payment Escrow Amount and agrees to hold, invest and disburse the Escrow Fund in accordance with the terms and conditions set forth herein.

1.4 Investments. The Escrow Fund shall be held by the Escrow Agent in (i) separate interest bearing accounts at the Escrow Agent or (ii) such other manner as the Company and Dina shall mutually agree in writing. The Escrow Agent shall hold in trust and disburse any interest or other earnings on the Escrow Fund (the "Earnings") in accordance with this Escrow Agreement. The Escrow Agent shall have the right to liquidate any investments held, in order to provide funds necessary to make required distributions of the Escrow Fund under this Escrow Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund or any earnings thereon.

2.       Delivery of Escrow Fund by Escrow Agent.

                  The Escrow Agent shall hold the Escrow Fund in escrow until authorized hereunder to deliver the same or any portion thereof, as follows:

2.1 Distribution of Settlement Escrow. The Settlement Escrow Amount shall be distributed as follows:

(a) Dina Initial Distribution. Subject to the terms and conditions of this Escrow Agreement, the Escrow Agent shall deliver to Dina, cash in the amount of $1,391,615 (the "Dina Initial Distribution Amount") if, on or prior to May 7, 2001, subject to extension (the "Initial Distribution Date"), Dina has obtained from the Department of Treasury of the United Mexican States (the "Mexican Treasury"), a full and complete release (the "Raices Release") of the lien of the Mexican Treasury on certain land (the "Raices Land") owned by Raices del Sur, S.A. de C.V. ("Raices"), as described in the Promissory Agreement for the Transfer of Real Estate among Dina Autobuses S.A. de C.V. and Raices, in form and substance reasonable satisfactory to the Company and transferred to the Company or its affiliate to the Raices Land, free and clear of all liens, mortgages and other encumbrances.
Notwithstanding the foregoing, the Initial Distribution Date shall automatically be extended for one additional month at a time for so long as (i) Dina, in good faith, is attempting to obtain the Raices Release and (ii) the amount of the Raices Tax Payment does not exceed the Company Initial Distribution Amount (as hereinafter defined). Upon receipt of a joint written notice (a "Disbursement Notice") from Dina and the Company of the receipt of the Raices Release, the Escrow Agent shall promptly disburse to Dina from the Settlement Escrow the Dina Initial Distribution Amount, by wire transfer of immediately available funds.

(b) Company Initial Distribution. In the event that the Raices Release has not been obtained on or prior to the Initial Distribution Date, the Escrow Agent shall, subject to the terms and conditions of this Escrow Agreement, deliver to the Company, cash in the amount of $1.85 million (the "Company Initial Distribution Amount"). The Company shall use the Company Initial Distribution Amount to pay to the Mexican Treasury, all currently due and outstanding obligations of Dina to the Mexican Treasury relating to the lien of the Mexican Treasury on the Raices Land and pursuant to the Agreement between Dina and the Mexican Treasury (the "Raices Tax Payment"); provided, however, that the Company shall only be required to pay such Company Initial Distribution Amount to the Mexican Treasury if, after such payment, the Mexican Treasury grants the Raices Release. If the Company does not pay such Company Initial Distribution Amount to the Mexican Treasury, any and all obligations of Dina regarding the Raices Land shall be considered fulfilled and Dina shall not longer have the obligation to transfer the Raices Land to the Company or its affiliates. Upon receipt of a written notice (a "Company Disbursement Notice") from the Company after the Initial Distribution Date that the Raices Release has not been received, the Escrow Agent shall promptly disburse to the Company from the Settlement Escrow the Company Initial Distribution Amount, by wire transfer of immediately available funds.

(c) Company Second Distribution. Subject to the terms and conditions of this Escrow Agreement, the Escrow Agent shall disburse to the Company, cash from the Settlement Escrow and, thereafter cash, to the extent that the Settlement Escrow is insufficient to pay the Transfer Expenses (as hereinafter defined), from the Employment Agreement Payment Escrow, to compensate the Company for any and all reasonable costs and expenses, including recording fees, notary fees and attorneys', accountants', and other professional advisor's fees and expenses incurred by the Company or any of its affiliates in connection with the transfer to affiliates of the Company of (i) the Raices Land, (ii) certain land (the "PADSA Land") owned by Plasticos Automotrices de Sahagun, S.A. de C.V. ("PADSA"), as described in the Promissory Agreement for the Transfer of Real Estate among Dina Autobuses and PADSA, and (iii) certain land (the "IDSA Land") owned by Ingeniera En Diseno Dina, S.A. de C.V. ("IDSA"), as described in the Promissory Agreement for the Transfer of Real Estate among Dina Autobuses and IDSA (collectively, the "Transfer Expenses"). Upon receipt of a Company Disbursement Notice from the Company of the incurrence of any Transfer Expenses, the Escrow Agent shall promptly disburse to the Company from the Settlement Escrow, and to the extent applicable, from the Employment Agreement Payment Escrow, cash in the amount set forth in the Company Disbursement Notice, by wire transfer of immediately available funds.

(d) Dina Second Distribution. In the event that after obtaining the Raices Release, including payment of the Raices Tax Payment, if applicable, and the payment of any and all Transfer Expenses, any funds remain in the Settlement Escrow, the Escrow Agent shall, upon receipt of a Disbursement Notice from Dina and the Company of the receipt of the Raices Release and the payment of any and all Transfer Expenses, disburse to Dina any and all funds remaining in the Settlement Escrow, by wire transfer of immediately available funds.

2.2 Distribution of Employment Agreement Payment Escrow. The Employment Agreement Payment Escrow Amount shall be distributed as follows:

(a) Company Distribution. In the event that the Settlement Escrow is insufficient to reimburse the Company for the Raices Tax Payment, if applicable, and any and all Transfer Expenses, the Escrow Agent shall disburse to the Company, cash from the Employment Agreement Payment Escrow, to compensate the Company for the Raices Tax Payment and any and all Transfer Expenses incurred by the Company or any of its affiliates. Upon receipt of a Company Disbursement Notice from the Company of the incurrence of any Transfer Expenses, the Escrow Agent shall promptly disburse to the Company from the Employment Agreement Payment Escrow, to the extent that there are insufficient funds in the Settlement Escrow, cash in the amount set forth in the Company Disbursement Notice, by wire transfer of immediately available funds.

(b) RGF Estate Distribution. In the event that after obtaining the Raices Release, including payment of the Raices Tax Payment, if applicable, and the payment of any and all Transfer Expenses, any funds remain in the Employment Agreement Payment Escrow, the Escrow Agent shall, upon receipt of a Disbursement Notice from the RGF Estate and the Company of (i ) the receipt of the Raices Release and the payment of any and all Transfer Expenses and (ii) the execution by the RGF Estate of the Release, in the form attached hereto as Exhibit A, disburse to the RGF Estate any and all funds remaining in the Employment Agreement Payment Escrow, by wire transfer of immediately available funds.

2.3 Additional Escrow Deposit. In the event that the Raices Release has not been obtained by the Initial Distribution Date, then upon the transfer of title to the properties describe as House No. 3 and House No. 7 located on the facilities of Dina and the Company in Sahagun Mexico (collectively, the "Properties") to the Company or an affiliate of the Company, free and clear of any and all liens, mortgages and other encumbrances, the Company shall deliver to the Escrow Agent, cash in the amount of $180,0000 ("Additional Deposit"), by wire transfer of immediately available funds, which Additional Deposit shall constitute part of the Settlement Escrow. If the Raices Release has been obtained, the Additional Deposit shall be paid to Dina by wire transfer of immediately available funds upon the transfer of title to the Properties to the Company or an affiliate of the Company, free and clear of any and all liens, mortgages and other encumbrances.

2.4 Earnings Distribution. All Earnings on the Settlement Escrow Amount and the Employment Agreement Payment Escrow Amount shall be held in trust by the Escrow Agent and disbursed only upon the termination of the Escrow Fund, in accordance with a Disbursement Notice from the Company and Dina. In the event that amounts remain in the Escrow Fund after payment of the Raices Tax Payment, if applicable and payment of any and all Transfer Expenses, the Company, Dina and the RGF Estate, respectively, shall be entitled to receive the percentage of the earnings on the Escrow Fund as is equal to the percentage of the Escrow Fund disbursed to each of the Company, Dina, and the RGF Estate in accordance with a Distribution Notice from the Company and Dina.

2.5 RGF Benefits. The Company hereby represents and warrants that RGF was entitled only to the benefits listed on Exhibit D attached hereto as an employee of the Company and as a director of the Company and its affiliates.

2.6 Tax Forms. Upon execution of this agreement, each party shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

3.                General Provisions.

3.1 Termination. This Escrow Agreement shall continue in force until the final distribution of the Escrow Fund in accordance with the terms hereof, unless earlier terminated by order of a court of competent jurisdiction.

3.2 Compensation. Upon execution of this Escrow Agreement, the Escrow Agent shall be entitled to compensation for its services hereunder as set forth on Exhibit B hereto, one-half of which shall be paid by the Company and one-half of which shall be paid by Dina. In addition, the Escrow Agent shall be reimbursed for all reasonable out-of-pocket expenses, disbursements and advancements, including reasonable attorneys' fees, actually incurred at such law firm's then standard billing rates, incurred or made by it in connection with resolution of any disputes arising under this Escrow Agreement, one-half of which shall be paid by the Company and one-half of which shall be paid by Dina.

3.3 Expenses. Subject to Section 3.2 hereof, the Company and Dina shall each be responsible for its own expenses incurred in connection with any provision of this Escrow Agreement.

3.4 Transfer Instructions.

(a) In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit C hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

(b) It is understood that the Escrow Agent and Dina's bank or the RGF Estate's bank or the Company's bank, as the case may be, in any funds transfer may rely solely upon any account numbers or similar identifying number provided by (1) the Company to identify (A) the Company, (B) the Company's bank, or (C) an intermediary bank, (2) Dina to identify (i) Dina, (ii) Dina's bank, or (iii) an intermediary bank or (3) Dina to identify (x) the RGF Estate, (y) the RGF Estate's bank or (z) an intermediary bank. The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the Company, Dina or the RGF Estate being paid, or the transfer of funds to a bank other than the Company's bank, Dina's bank or the RGF Estate's bank, or an intermediary bank designated.

(c) The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto.

3.5 Obligations of Escrow Agent. The obligations of the Escrow Agent under this Escrow Agreement are subject to the following terms and conditions:

(a) The Escrow Agent is not a party to and is not bound by any agreement other than this Escrow Agreement.

(b) The Escrow Agent acts hereunder as a depository only and is not responsible for or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any funds, shares, documents or other materials deposited with it. Each of the Company and Dina agree to and hereby do waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the willful misconduct, gross negligence or bad faith of the Escrow Agent or any of its officers, employees, agents or representatives.

(c) The Escrow Agent shall not have any responsibility for the genuineness or validity of any notice, evidence or other document or item delivered to it, and the Escrow Agent shall be entitled to rely upon and shall be protected in acting upon any written notice, waiver, consent, receipt or other evidence or paper document which the Escrow Agent reasonably believes to be genuine and to be signed by the proper person. The Escrow Agent shall not have any responsibility to solicit funds for deposit pursuant to this Escrow Agreement.

(d) The Escrow Agent shall not be liable for any error of judgment or for any acts done or steps taken or omitted or admitted by it or for any mistake of facts or law or for anything which the Escrow Agent may do or refrain from doing in connection herewith except for the Escrow Agent's own willful misconduct, gross negligence or bad faith or that of its officers, employees, agents or representatives.

(e) As to any legal questions arising in connection with the administration of this Escrow Agreement, the Escrow Agent may rely absolutely upon the opinions given to it by its counsel (provided such counsel is not also counsel to the Company, Dina or the RGF Estate) and shall be free of liability for acting in reliance on such opinions. In the administration of the Escrow Funds pursuant to this Escrow Agreement, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through its employees or attorneys.

(f) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by the Company and Dina or by a final order or judgment of a court of competent jurisdiction.

(g) It is the intention of the parties hereto that the Escrow Agent shall never be required to use or advance its own funds or otherwise incur personal financial liability in its performance of its duties or the exercise of any of its rights and powers hereunder.

(h) The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of, any agreement or instructions, other than outlined in the Escrow Agreement.

(i) The Company and Dina agree, jointly and severally, to indemnify and hold harmless the Escrow Agent from any costs, damages, expenses or claims, including reasonable attorneys' fees, actually incurred at such law firm's then standard billing rates, which the Escrow Agent may incur or sustain as a result of or arising out of this Escrow Agreement or the Escrow Agent's duties relating thereto; and the Escrow Agent is hereby given a lien upon, and security interest in, the Escrow Fund, to secure the Escrow Agent's rights to such payment or reimbursement. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of such action.

3.6                        Successor Escrow Agent.

(a) The Escrow Agent agrees that the Company and Dina may, by mutual agreement at any time, remove the Escrow Agent as escrow agent hereunder, and substitute another therefor. In such event, the Escrow Agent shall, upon receipt of written notice of such removal, account for and deliver to such substituted escrow agent the Escrow Fund after deducting payment for all monies owing to it in accordance with the terms hereof and the Escrow Agent shall thereafter be discharged of all liability hereunder.

(b) The Company and Dina agree that the Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the Company and Dina, which shall specify a date (not less than thirty (30) days following the date of such notice) when such resignation shall take effect. Upon such notice, a successor escrow agent shall be selected by the Company and Dina, such successor escrow agent to become the Escrow Agent hereunder upon the resignation date specified in such notice and the Escrow Agent shall account for and deliver to such substituted escrow agent the Escrow Funds after deducting payment for all monies owing to it in accordance with the terms hereof and the Escrow Agent shall thereafter be discharged of all liability hereunder. If the Company and Dina are unable to agree upon a successor escrow agent within fifteen (15) days after the date of such notice, the Escrow Agent shall be entitled to appoint its successor, which shall be a state or national bank or trust company having combined capital and surplus of at least $100,000,000. The Escrow Agent shall continue to serve hereunder until its successor accepts the escrow and acknowledges receipt of the Escrow Funds.

3.7 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy, or sent, postage prepaid by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telecopied (provided that the telecopy is promptly confirmed by electronic confirmation of the receipt thereof) or, if mailed, three (3) days after mailing (one (1) business day in the case of express mail or overnight courier service) to the person at the address set forth below, or such other address as may be designated in writing hereafter in the same manner as follows except with respect to the Escrow Agent as to which date shall be deemed to have been given on the date received by the Escrow Agent:

(a)                        If to the Company, to:

                           MCII Holdings (USA), Inc.
                           1700 East Golf Road
                           Schaumburg, Illinois  60173
                           Attention:Timothy Nalepka, Esq.
                           Facsimile:    (847) 285-2095

                           with a copy (which shall not constitute notice) to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                           One Rodney Square
                           P.O. Box 636
                           Wilmington, Delaware  19899
                           Attention:Robert B. Pincus, Esq.
                           Facsimile:    (302) 651-3001

(b)                        If to Dina, to:

                           Consorcio G Grupo Dina, S.A. de C.V.
                           Tlacoquemecatl No. 41
                           Colonia Del Valle
                           03100, Mexico D.F., Mexico
                           Attention:   Mr. Gamaliel Garcia Cortes
                           Facsimile: 011-525-42-3977

                           with a copy (which shall not constitute notice) to:

                           Gibson Dunn & Crutcher, LLP
                           200 Park Avenue
                           New York, NY  10166
                           Attention:Blake T. Franklin, Esq.
                           Facsimile:    (212) 351-4035

(c)                        If to the Escrow Agent, to:

                           The Chase Manhattan Bank
                           450 West 33rd Street
                           New York, New York  10001
                           Attention:Escrow  Administration, 10th Floor
                           Facsimile:    (212) 946-8156

3.8                        Assignment.

(a) This Escrow Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Escrow Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties.

(b) Notwithstanding the foregoing, any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

3.9 Third-Party Beneficiary. The RGF Estate is an intended third-party beneficiary to this Agreement. Dina assumes all responsibility to the RGF Estate for the use of the Employment Agreement Payment Escrow Amount in accordance with the terms hereof. Dina shall indemnify and hold harmless the Company and the Escrow Agent for any claims by the RGF Estate relating to the use of the Employment Agreement Payment Escrow Amount in accordance with the terms hereof.

3.10 Governing Law. This Escrow Agreement and any claim related directly or indirectly to this Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of law.

3.11 Amendment. Subject to applicable law, this Escrow Agreement may be amended, modified and supplemented by written agreement of the Company, Dina and the Escrow Agent with respect to any of the terms contained herein.

3.12 Counterparts; Execution. This Escrow Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

3.13 Waiver. No waiver of any past agreement or condition hereunder by any party hereto shall operate as a continuing waiver of any agreement or condition under this Escrow Agreement. Each party to this Escrow Agreement shall have the right to waive and/or nullify, in writing, any condition or term of this Escrow Agreement which is for the benefit of such party.

3.14 Severability. If any provision or clause in this Escrow Agreement or application thereof to any person or circumstances is held invalid or unenforceable, such invalidity or unenforceability shall not affect other provisions or applications of this Escrow Agreement which can be given effect without the invalid or unenforceable provision or application, and to this end the provisions of this Escrow Agreement are declared to be severable.

3.15 Force Majeure. In the event that any party to this Escrow Agreement is unable to perform its obligations under the terms of this Escrow Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, such party shall not be liable for damages to the other parties for any unforeseeable damages resulting from such failure to perform or otherwise from such causes. Performance under this Escrow Agreement shall resume when the affected party is able to perform substantially that party's duties.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed and delivered as of the day and year first above written.


                                            MCII HOLDINGS (USA), INC.


                                            By:

                                            Name:
                                            Title:


                                            CONSORCIO G GRUPO DINA, S.A. DE C.V.


                                            By:


                                            Name:

                                            Title:


                                            By:


                                            Name:

                                            Title:


                                            THE CHASE MANHATTAN BANK
                                            as Escrow Agent


                                            By:
                                            Name:
                                            Title:

                                                                       Exhibit A
                                                             to Escrow Agreement


                                 MUTUAL RELEASE


                  This MUTUAL RELEASE (the "Release") executed this [ ] day of [ ] 2001 is entered into by and between [ ], as the authorized representative of the Estate of Rafael Gomez Flores (the "RGF Estate"), MCII Holdings (USA), Inc. ("the Company"), Joseph Littlejohn & Levy Fund III L.P. ("JLL"), CIBC WG Argosy Merchant Fund 2, L.L.C. ("CIBC"), CO-Investment Merchant Fund 3, LLC ("CMF").

                  In consideration of the releases contained herein and, for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                  Assuming that the representation set forth in Section 2.6 of the Escrow Agreement is true and correct as of the date hereof, the RGF Estate for itself and its heirs, administrators and executors (the "RGF Releasees"), hereby expressly and unconditionally releases, acquits and forever discharges the Company Releasees (as hereinafter defined) from any claims, demands, counterclaims, rights, obligations, causes of action, payments, accounts, debts, contracts, promises, agreements, controversies, liens, liabilities, losses, attorneys' fees or damages, whether known or unknown, foreseen or unforeseen, whether in law or in equity or in contract or in tort ("Claims"), arising at any time prior to the date of this Agreement arising out of or in any way relating to the ownership or operation of the Company or any of its subsidiaries or affiliates or any of their respective businesses, including, without limitation, with respect to (i) the Transactions (as defined in the Investment Agreement, dated as of June 11, 1999) and (ii) the Employment Agreement, dated as of June 16, 1999, between the Company and Mr. Rafael Gomez Flores. Nothing contained herein shall be deemed to release any party from any Claims arising out of or relating to the Non-Qualified Stock Option Agreement, dated as of June 16, 1999.

                  Each of the Company, JLL, CIBC, CMF together with each of their respective affiliates, successors, representatives, agents, directors, officers and assigns (the "Company Releasees"), hereby expressly and unconditionally releases, acquits and forever discharges the RGF Releasees, from any Claims, arising at any time prior to the date hereof and arising out of or in any way relating to the ownership or operation of the Company or any of its subsidiaries or affiliates or any of their respective businesses including, without limitation, with respect to (i) the Transactions (as defined in the Investment Agreement, dated as of June 11, 1999 and (ii) the Employment Agreement, dated as of June 16, 1999, between the Company and Mr. Rafael Gomez Flores. Nothing contained herein shall be deemed to release any party from any Claims arising out of or relating to the Non-Qualified Stock Option Agreement, dated as of June 16, 1999.


                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, each of parties hereto have caused this instrument to be duly executed as of the date first above written.



The Estate of Mr. Rafael Gomez Flores



By:  __________________________________
Name:
Title:


MCII Holdings (USA), Inc.


By:  __________________________________
Name:
Title:

Joseph Littlejohn & Levy Fund III L.P.

By: JLL ASSOCIATES III, LLC,
its General Partner


By:
__________________________________
Managing Member


CIBC WG Argosy Merchant Fund 2,
L.L.C.


By: ___________________________________
Stephen A. Flyer, authorized signatory


Co-Investment Merchant Fund 3, LLC


By: ___________________________________
Stephen A. Flyer, authorized signatory

                                                                       EXHIBIT B
                                                             to Escrow Agreement


                        COMPENSATION OF THE ESCROW AGENT


See Attached Sheet

                                                                      EXHIBIT  C
                                                             to Escrow Agreement


                     TELEPHONE NUMBER(S) FOR CALL-BACKS AND
                 PERSON(S) DESIGNATED TO CONFIRM FUNDS TRANSFER
                                  INSTRUCTIONS

  If to the Company:

                      Name                       Telephone Number
1.       Horst Sieben                             (847) 285-2030
2.       Tim Nalepka                              (847) 285-2085


If to Dina or the RGF Estate:
1.       Mr. Gamaliel Garcia Cortes              011-525-42-4686


Telephone call-backs shall be made to each of the Company, Dina and the RGF Estate, as applicable, if joint instructions are required pursuant to this Escrow Agreement.

EXHIBIT  D
to Escrow Agreement





                             BENEFITS PAYABLE TO RGF


       Salary payable under the Employment Agreement, dated as of June 16, 1999 between RGF and the Company

       Health benefits including, medical, dental, vision and basic life

       Vacation in accordance with the Company's policies

       Use of two company cars